Adamis Pharmaceuticals Corporation 8-K

Exhibit 99.3

Adamis Pharmaceuticals Provides Update on U.S. Retail Launch of SYMJEPI

SAN DIEGO, July 09, 2019 (GLOBE NEWSWIRE) -- Adamis Pharmaceuticals Corporation (NASDAQ: ADMP) provided an update that Sandoz Inc. (Sandoz), a Novartis division, today announced the U.S. retail launch of SYMJEPI™ (epinephrine) 0.3 mg and 0.15 mg Injections, making both the adult and pediatric doses immediately available in local pharmacies across the U.S.

Sandoz launched SYMJEPI 0.3 mg Injection in the institutional channel earlier this year, and large wholesaler customers of Sandoz are now fully stocked to supply hospitals and clinics with both SYMJEPI 0.3 mg and 0.15 mg Injections inventory in the U.S.  Sandoz also announced that in preparation for the U.S. retail launch they have rolled out the following:

1.	A social media program to increase awareness among physicians and patients;
2.	The new SYMJEPI website (https://www.symjepi.com/) to provide an instructional video and additional information on the product;
3.	A demonstrator device that simulates the use of SYMJEPI;
4.	The SYMJEPI Savings Program, in which eligible patients pay as little as $0;
5.	An initiative to modify existing state legislation to increase the availability of epinephrine in schools; and,
6.	A campaign to educate hospital providers and physicians on how to write scripts for epinephrine injection.

Dr. Dennis J. Carlo, President and CEO of Adamis stated, “Along with Sandoz, Adamis is thrilled to bring broad access to this critical medicine for patients.  We expect that SYMJEPI will play a role in ending the chronic shortages of epinephrine injection products in the U.S.,” said Dr. Dennis J. Carlo, President and CEO of Adamis.

About Adamis

Adamis Pharmaceuticals Corporation is a specialty biopharmaceutical company primarily focused on developing and commercializing products in various therapeutic areas, including respiratory disease and allergy. The company’s SYMJEPI (epinephrine) Injection 0.3mg and SYMJEPI (epinephrine) Injection 0.15mg products are FDA approved for use in the emergency treatment of acute allergic reactions, including anaphylaxis.  Adamis is developing additional products, including a naloxone injection product candidate for the treatment of opioid overdose, and a metered dose inhaler and dry powder inhaler product candidates for the treatment of asthma and COPD.  The company’s subsidiary, U.S. Compounding, Inc., compounds sterile prescription drugs, and certain nonsterile drugs for human and veterinary use, to patients, physician clinics, hospitals, surgery centers and other clients throughout most of the United States.

Adamis Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements relate to future events or future results of operations, including, but not limited to the following statements: the company’s beliefs concerning the timing of commercial launch of its Symjepi (epinephrine) Injection 0.3mg product; the company’s beliefs concerning the commercial success of its Symjepi product if and when launched; the company’s ability to provide an appropriate supply of product for launch and thereafter; the company’s beliefs concerning the resources and capabilities that are required to provide access to its Symjepi product; the company’s beliefs concerning timing and outcome of finalizing the commercialization arrangements and strategy for its Symjepi products; the company’s ability to commercialize its product and product candidates; the company’s beliefs concerning the ability of its products and product candidates to compete successfully in the market; the company’s beliefs concerning the safety and effectiveness of its products and product candidates; anticipated dates for commercial introduction of products; guidance regarding future periods; and other statements concerning our future operations and activities.  Such forward-looking statements include those that express plans, anticipation, intent, contingencies, goals, targets or future development and/or otherwise are not statements of historical fact.  These statements are only predictions, are not guarantees, involve known and unknown risks, uncertainties and other factors, and concern matters that could subsequently differ materially from those described in this press release, which may cause Adamis' actual results to be materially different from those contemplated by these forward-looking statements.  In addition, forward-looking statements concerning our anticipated future activities assume that we are able to obtain sufficient funding to support such activities and continue our operations and planned activities.  As discussed in our filings with the Securities and Exchange Commission, we may require additional funding, and there are no assurances that such funding will be available if required.  We cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  You should not place undue reliance on any forward-looking statements.  Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to update or release publicly the results of any revisions to these forward-looking statements or to reflect events or circumstances arising after the date of this press release.  Certain of these risks, and additional risks, uncertainties, and other factors are described in greater detail in Adamis’ filings from time to time with the SEC, including its annual report on Form 10-K for the year ended December 31, 2017, and our subsequent filings with the SEC, which Adamis strongly urges you to read and consider, all of which are available free of charge on the SEC's web site at http://www.sec.gov.